Exhibit 99.1

Lexeo Therapeutics Reports Second Quarter 2025 Financial Results and Operational Highlights

Breakthrough Therapy designation granted for LX2006 based on interim data from Phase I/II trials demonstrating clinically meaningful improvements in cardiac and neurologic measures of Friedreich ataxia

LX2006 selected for FDA Chemistry, Manufacturing, and Controls Development and Readiness Pilot (CDRP) program, created to facilitate CMC registrational readiness and support faster patient access

Eight participants dosed in Phase I/II clinical trial (HEROIC-PKP2) of LX2020 for PKP2-ACM; interim clinical data update on track for second half of 2025

Strategic partnership announced with Perceptive Xontogeny Venture Funds and venBio Partners to advance non-viral, RNA-based therapeutics for genetic cardiac diseases

$80 million equity financing to support development of clinical stage pipeline; cash, cash equivalents and investments in marketable securities of $152.5 million expected to provide operational runway into 2028

Louis Tamayo appointed Chief Financial Officer

NEW YORK – August 14, 2025 (GLOBE NEWSWIRE) – Lexeo Therapeutics, Inc. (Nasdaq: LXEO), a clinical stage genetic medicine company dedicated to pioneering novel treatments for cardiovascular diseases, today provided business updates across its portfolio and reported second quarter 2025 financial results.

“Over the last several months, Lexeo has made significant progress advancing our clinical stage programs, diversifying our pipeline through a strategic partnership that we believe enables us to stay on the cusp of leading-edge cardiovascular science, and further strengthening our balance sheet,” said R. Nolan Townsend, Chief Executive Officer of Lexeo Therapeutics. “FDA Breakthrough Therapy designation for LX2006 underscores the potential of this gene therapy candidate, and we are moving as quickly as possible in close partnership with patient advocates, clinicians, and the FA community to initiate a registrational study early next year. We are also continuing to advance our LX2020 program for arrhythmogenic cardiomyopathy with eight participants dosed to date and data updates expected in the second half of this year.”

Business and Program Updates

•
LX2006 in Friedreich Ataxia (FA):
o
Regulatory Updates: In July 2025, Lexeo received Breakthrough Therapy designation from the U.S. Food and Drug Administration (FDA) for LX2006 based on interim clinical data demonstrating clinically meaningful improvements in cardiac and neurologic measures of FA. LX2006 has also been selected to participate in the FDA Chemistry, Manufacturing, and Controls (CMC) Development Readiness Pilot (CDRP) program, created to accelerate CMC registrational readiness for therapies with expedited clinical development timelines. Lexeo expects final alignment with FDA on the LX2006 registrational study in late Q3 to early Q4 2025.
o
Natural History: The CLARITY-FA natural history study is currently enrolling and is expected to serve as a concurrent external control arm for the planned registrational study.
o
Safety: LX2006 continues to be generally well tolerated with no clinically significant complement activation, and no new treatment-related serious adverse events to report.
o
Next Steps: Lexeo expects to initiate a registrational study in early 2026 with a potential efficacy readout in 2027.

•
LX2020 in PKP2-ACM:
o
Dosing Update: Eight participants have been dosed to date in the HEROIC-PKP2 Phase I/II clinical trial, including three participants in Cohort 1 at the low dose (2x1013 vg/kg), three participants in Cohort 2 at the high dose (6x1013 vg/kg), and two participants in dose-expansion Cohort 3 at the high dose (6x1013 vg/kg). Cohort 3 is still enrolling and up to two additional participants may be dosed in this cohort.
o
Safety: LX2020 has been generally well tolerated with no clinically significant complement activation, and no treatment-related serious adverse events to date across all dose cohorts.
o
Next Steps: Lexeo expects to share an interim clinical data update in the second half of 2025.

•
Closed $80 Million Equity Financing: In May 2025, Lexeo announced the closing of an $80 million equity financing to further advance development of its clinical stage genetic medicine candidates. Lexeo anticipates that current cash, cash equivalents and marketable securities will be sufficient to fund operating and capital expenditures into 2028, through a potential efficacy readout for the registrational study of LX2006 in 2027.

•
Research Collaboration with Perceptive Xontogeny Venture Funds and venBio Partners: In June 2025, Lexeo announced a strategic partnership to develop therapies for genetic cardiac diseases utilizing a novel non-viral RNA platform. PXV Funds and venBio will contribute up to $40 million in private equity financing to a new entity addressing cardiac genetic diseases that existing AAV platforms are unable to treat. Lexeo is contributing expertise and know-how in cardiac genetic medicines, preclinical intellectual property and technology to the partnership, with a double-digit percentage equity position in the new entity at transaction close alongside entitlement to future milestone payments, royalties, and opt-in rights to certain program(s).

•
New Leadership Appointment: Lexeo announced today that Louis Tamayo has been appointed Chief Financial Officer. Mr. Tamayo succeeds Kyle Rasbach who remains an advisor to Lexeo. Mr. Tamayo will support Lexeo’s late-stage clinical and commercialization plans as LX2006 development accelerates and LX2020 development continues, alongside strategic planning, portfolio management, capital allocation, and other financial operations. Mr. Tamayo brings extensive commercial finance experience, having previously served as Senior Vice President at Siemens Healthineers AG, responsible for driving revenue growth and market expansion for the company’s $5 billion global diagnostics division. In this role, he built and led high-performing finance organizations that supported multiple global product launches and strategic partnerships, directed R&D capital allocation, and oversaw large-scale transformation initiatives. Prior to Siemens Healthineers, Mr. Tamayo was the Business Unit CFO for Becton, Dickinson and Company’s $1.2 billion global diabetes care business. Mr. Tamayo began his career at Pfizer where he held a series of financial, strategic, and analytical leadership roles across U.S. and international markets. Mr. Tamayo holds a BBA in Finance and Marketing from Northeastern University.

•
Recent Data Presentations: Lexeo presented new data at the 28th American Society of Gene & Cell Therapy (ASGCT) Annual Meeting on AAV manufacturing optimization via the Company’s Sf9-baculovirus process. Data presentations reviewed the high purity and potency of Lexeo yields with improved scalability of production and reduced cost. Lexeo also presented data at the Global Cell and Gene Therapy Summit reviewing the favorable complement profile of AAVrh10 based on clinical monitoring experience across the three gene therapy studies in FA and PKP2 in which no clinically significant events related to complement activation have been observed to date.

Second Quarter Financial Results

•
Cash Position: As of June 30, 2025, cash, cash equivalents, and investments in marketable securities were $152.5 million, which Lexeo believes will be sufficient to fund operations into 2028.
•
Research and Development Expenses: Research and Development expenses were $14.7 million for the three months ended June 30, 2025, compared to $16.6 million for the three months ended June 30, 2024.
•
General and Administrative Expenses: General and Administrative expenses were $16.0 million for the three months ended June 30, 2025, compared to $7.0 million for the three months ended June 30, 2024.
•
Net Loss: Net loss was $26.1 million or $0.60 per share (basic and diluted) for the three months ended June 30, 2025, compared to $21.2 million or $0.64 per share (basic and diluted) for the three months ended June 30, 2024.

About Lexeo Therapeutics

Lexeo Therapeutics is a New York City-based, clinical stage genetic medicine company dedicated to reshaping heart health by applying pioneering science to fundamentally change how cardiovascular diseases are treated. The Company is advancing a portfolio of therapeutic candidates that take aim at the underlying genetic causes of conditions, including LX2006 in Friedreich ataxia cardiomyopathy (FA), LX2020 in plakophilin-2 (PKP2) arrhythmogenic cardiomyopathy, and others in devastating diseases with high unmet need.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Lexeo’s expectations and plans regarding its current product candidates and programs and the timing for receipt and announcement of data from its clinical trials, the timing and likelihood of potential regulatory developments and approval, expectations regarding the time period over which Lexeo’s capital resources will be sufficient to fund its anticipated operations and estimates regarding Lexeo’s financial condition. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Lexeo believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements. These forward-looking statements are based upon current information available to the company as well as certain estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Lexeo’s filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond the company’s control and subject to change. Actual results could be materially different from those indicated by such forward-looking statements as a result of many factors, including but not limited to: risks and uncertainties related to global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of Lexeo’s preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; delays in submission of regulatory filings or failure to receive regulatory approval; liquidity and capital resources; and other risks and uncertainties identified in Lexeo’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 12, 2025, and subsequent future filings Lexeo may make with the SEC. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Lexeo claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Lexeo expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Media Response:

Media@lexeotx.com

Investor Response:

Carlo Tanzi, Ph.D.

ctanzi@kendallir.com

Lexeo Therapeutics, Inc.

Selected Financial Information

(Unaudited, in thousands, except share and per share amounts)

Condensed Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses
Research and development	$14,721	$16,560	$31,892	$32,302
General and administrative	15,967	6,990	32,601	14,539
Total operating expenses	30,688	23,550	64,493	46,841
Operating loss	(30,688)	(23,550)	(64,493)	(46,841)
Other income and expense
Gain on long-term investment	3,390	-	3,390	-
Other income (expense), net	(14)	(1)	(18)	(6)
Interest expense	(25)	(35)	(53)	(72)
Interest income	1,268	2,348	2,461	3,999
Amortization of premium on investments	(34)	-	(46)	-
Total other income and expense	4,585	2,312	5,734	3,921
Loss from operations before income taxes	(26,103)	(21,238)	(58,759)	(42,920)
Income taxes	-	-	-	-
Net loss	$(26,103)	$(21,238)	$(58,759)	$(42,920)
Net loss per common share, basic and diluted	$(0.60)	$(0.64)	$(1.53)	$(1.41)
Weighted average number of shares outstanding used in computation of net loss per common share, basic and diluted	43,573,628	33,001,946	38,372,704	30,490,892

Condensed Balance Sheet Data

	June 30,	December 31,
	2025	2024
Cash, cash equivalents, and investments in U.S. Treasury securities	$152,506	$128,530
Total assets	176,068	146,942
Total liabilities	37,850	30,100
Total stockholders' equity	138,218	116,842